Exhibit 35.1
[CHASE LOGO]
SERVICER COMPLIANCE STATEMENT

RE:
ChaseFlex Trust (CFLX) 2006-2: The Pooling and Servicing Agreement by and among Chase Mortgage Finance Co as Depositor, U.S. Bank National Association as Trustee, JPMorgan Chase Bank, NA as Custodian, JPMorgan Chase Bank, N.A. as Paying Agent, JPMorgan Chase Bank, N.A. as Servicer, (the “Agreement”)

The undersigned, a duly authorized officer of JPMorgan Chase Bank, National Association, as servicer (the “Servicer”) pursuant to the ChaseFlex Trust (CFLX) 2006-2 (The “Agreement”), does hereby certify that:
          (1) A review of the activities of the Servicer during the calendar year ending December 31, 2006 and of the performance of the Servicer under the Agreement has been made under my supervision; and
          (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year.
Date: 02/28/2007

JPMorgan Chase Bank, National Association, as Servicer

By:	/s/ David Lowman

Name:	David Lowman
Title:	Executive Vice President